ANTON &
 CHIA                                 CERTIFIED PUBLIC ACCOUNTANTS

June 12, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:  Fig Run Acquisition Corporation
     File No. 000-55071

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated June 12, 2014 of Fig Run
Acquisition Corporation ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.


Sincerely,



/s/ Anton & Chia, LLP